UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 23, 2006


                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)



          New York                      1-7657                 13-4922250
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation                                      Identification No.)
     or organization)


       200 Vesey Street, World Financial Center
                  New York, New York                       10285
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act
---      (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
---      (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the
---      Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the
---      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 23, 2006, the Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of American Express Company (the "Company") approved the performance-based criteria by which potential payouts to the Company's executive officers under (i) the annual incentive (i.e., bonus) awards will be determined in respect of the year ending December 31, 2006 and (ii) Portfolio Grant XVII ("PG-XVII") will be determined, which will be based on the Company's performance during the three years ending December 31, 2008. The 2006 annual incentive awards and PG-XVII awards for the Company's executive officers are made pursuant to the Company's 1998 Incentive Compensation Plan, as amended (which was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, and approved most recently by shareholders at the Company's 2002 annual meeting). The Compensation Committee's intent is to structure the 2006 annual incentive awards and PG-XVII awards using "performance-based" goals that are designed to allow the Company to pay competitive compensation based on performance and fully deduct the compensation ultimately paid to the executive officers under these awards under U.S. tax law and regulations. In general, compensation is performance-based only if payment is contingent upon attainment of pre-established objective performance goals set by the Compensation Committee. Compensation to be paid to an executive officer in respect of the 2006 annual incentive awards and PG-XVII awards after achievement of a performance-based goal may be paid in the form of cash, restricted shares of the Company's common stock or letters of intent to deliver the Company's common stock (or a combination of awards), as determined by the Compensation Committee in its discretion.

2006 ANNUAL INCENTIVE AWARDS

         For 2006, the Compensation Committee has established performance goals for the payment of annual incentive awards that are based on the Company's diluted earnings per share ("EPS") and return on equity ("ROE") for the year, with the award being determined by reference to a matrix of possible performance levels. In determining diluted EPS and ROE, the Company's reported net income will be adjusted to exclude the cumulative effect of accounting changes, income and losses from discontinued operations and extraordinary gains and losses as determined under generally accepted accounting principles. In addition, in determining ROE, the Company's reported shareholders' equity will be adjusted to exclude the effect of Statement of Financial Accounting Standards Nos. 115 and 133 (relating to mark-to-market treatment of certain investments and accounting for derivatives, respectively).

         In determining the payout to be made to an executive officer under an annual incentive award, under the terms and conditions of the award the Compensation Committee is precluded from paying the executive more than the maximum payout that is called for by reference to the particular performance level achieved by the Company; however, the Compensation Committee will have the flexibility to reduce this amount in its complete discretion. In establishing the actual annual incentive award to be paid to an executive, the Compensation Committee may consider the Company's and each executive's performance during 2006 as measured against the EPS and ROE measures referred to above, as well as other financial measures (e.g., shareholder return, revenue growth, reengineering, margin improvement, business unit performance, etc). The Compensation Committee may also consider non-financial measures such as expansion and retention of the Company's customer base, development of products and services, execution of the network services strategy in the United States, strengthening the Company's value proposition to merchants accepting its card products, attracting and retaining talented employees and other factors. In addition, the Compensation Committee may evaluate each executive's leadership by considering a variety of factors, including, among others, developing winning strategies, driving results and focusing on the customer and client.

         At present, it is expected that the payments to the Company's executive officers in respect of 2006 annual incentive awards will be made in February 2007, and an executive officer must be continuously employed by the Company through the date of payment to be eligible to receive such payment.

         Under the payout schedule approved by the Compensation Committee, the annual incentive award that may be made to the Company's Chief Executive Officer ("CEO") in respect of performance for the year ending December 31, 2006 ranges from a minimum payout of zero to a maximum payout of $9,000,000. The annual incentive award that may be made to the Company's executive officers other than the CEO for such period ranges from a minimum payout of zero to a maximum payout, depending on the executive, of up to $4,500,000.

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PG-XVII AWARDS

         Similar to previous portfolio grant awards approved by the Compensation Committee, PG-XVII awards have two parts. The first part is the Financial Incentive Component ("FIC"), which accounts for 60% of the target value of the award. The FIC will be valued based on the Company's average annual diluted EPS, average annual net revenue (managed basis) and average annual ROE for the three years ending December 31, 2008. To determine these performance results, diluted EPS and ROE will be adjusted by excluding from reported net income the same items as those described above under "Annual Incentive Awards", and in determining ROE, shareholders' equity will also be adjusted as described above under "Annual Incentive Awards." Net revenue (managed basis) is the Company's reported revenue as adjusted principally to exclude the effect of cardmember lending securitizations.

         The second part of the PG-XVII award is the Stock Incentive Component ("SIC"), which accounts for 40% of the target value of the award. The SIC will be valued based on the Company's total shareholder return (i.e., share price appreciation plus dividends) compared to that of the S&P Financial Index over the 2006-2008 performance period.

         The FIC will have value only if the Company achieves at least a threshold level of performance on any of the financial measures described above. Similarly, the SIC will have value only if the Company's total shareholder return achieves at least a certain threshold level as compared to the total return of the S&P Financial Index over the 2006-2008 performance period.

         As with the annual incentive award, the Compensation Committee will be precluded from paying an executive officer more than the maximum payout called for by reference to the particular FIC and SIC performance levels achieved by the Company during the 2006-2008 performance period; however, the Compensation Committee will have the flexibility to reduce this amount in its complete discretion. In determining the actual payout, the Compensation Committee may take into consideration the executive's business unit's/staff group's results, the executive's individual performance or other criteria as it may determine.

         At present, it is expected that the payouts to the Company's executive officers in respect of the PG-XVII award will be made in February 2009. Generally, an executive officer must be continuously employed by the Company through the date of payment to be eligible to receive such payout.

         Under the payout schedules approved by the Compensation Committee, the potential payout that may be made to the CEO in respect of PG-XVII ranges from a "threshold payout" of $1,092,100 to a "maximum payout" of $18,541,250. The potential payout that may be made to the Company's executive officers other than the CEO ranges from a "threshold payout" of $107,200 to a "maximum payout," depending on the executive, of up to $3,412,500. The "threshold payout" represents the maximum amount (assuming no downward adjustment by the Compensation Committee) that may be paid to the CEO or other executive officer assuming the achievement of the minimum levels of performance at which a payout may first be made. The "maximum payout" represents the maximum amount (assuming no downward adjustment by the Compensation Committee) that may be paid to an executive officer assuming the achievement of the maximum level of performance under the award provisions.

INCREASE IN BASE SALARY

         In addition to the actions by the Compensation Committee described above, on January 23, 2006, after a review of performance and competitive market data, the Compensation Committee increased the annual base salary of Louise M. Parent, the Company's Executive Vice President and General Counsel, from $440,000 to $500,000, effective to January 23, 2006.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

         On January 23, 2006, the Board of Directors of the Company elected Peter Chernin as a director of the Company. The Board expects to appoint Mr. Chernin to one or more committees of the Board at a later date. A copy of the press release announcing the election of Mr. Chernin is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (d)   Exhibits

         Exhibit 99.1 Press Release dated January 23, 2006, regarding the election of Peter Chernin to the Company's Board of Directors.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN EXPRESS COMPANY
                                        (REGISTRANT)



                                        By:    /s/ Stephen P. Norman
                                        Name:  Stephen P. Norman
                                        Title: Secretary

DATE:   January 27, 2006

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                                 EXHIBIT INDEX


Exhibit
No.      Description
----     -----------
99.1 Press Release dated January 23, 2006, regarding the election of Peter Chernin to the Company's Board of Directors.

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